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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Monterey Pasta Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 21, 2004

Dear Stockholder:

        This year's annual meeting of stockholders will be held on Thursday, July 29, 2004 at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follows this letter.

        After reading the Proxy Statement, please promptly complete, sign, and return the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of the Company's Annual Report to Stockholders has previously been mailed to you. At the annual meeting we will review Monterey Pasta's activities over the past year and our plans for the future.

        The Board of Directors and management look forward to seeing you at the annual meeting.

                      Very truly yours,

                      James M. Williams
                       President and Chief Executive Officer

IMPORTANT:    Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

MONTEREY PASTA COMPANY
1528 Moffett Street
Salinas, California 93905

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 29, 2004

TO THE STOCKHOLDERS:

        Please take notice that the annual meeting of the stockholders of Monterey Pasta Company, a Delaware corporation (the "Company"), will be held on Thursday, July 29, 2004, at 10:00 a.m., local time, at the Hyatt Regency Monterey Hotel, One Old Golf Course Road, Monterey, California, for the following purposes:

          1.     To elect eight (8) directors to hold office for one-year terms and until their respective successors are elected and qualified.

          2.     To consider an amendment to the first paragraph of Article IV of the Company's Certificate of Incorporation in order to reduce the number of authorized shares from 70,000,000 shares to 50,000,000 shares.

          3.     To consider an amendment to Article I of the Company's Certificate of Incorporation in order to change the name of the Company to "Monterey Gourmet Foods, Inc."

          4.     To consider a proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending December 26, 2004.

          5.     To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on June 11, 2004, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                      By order of the Board of Directors

                      SCOTT WHEELER
                       Secretary and Chief Financial Officer

Salinas, California
June 21, 2004

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        Your execution of the accompanying proxy is solicited by the Board of Directors of Monterey Pasta Company, a Delaware corporation, for use at its annual meeting of stockholders to be held on July 29, 2004, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about June 21, 2004.

SOLICITATION AND VOTING

        Voting Securities.    Only stockholders of record as of the close of business on June 11, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 14,382,832 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Unless otherwise noted below, votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

        Solicitation of Proxies.    We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Monterey Pasta a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's Bylaws authorize up to a nine member Board of Directors and management has nominated eight directors for election. At each Annual Meeting of Stockholders, directors are elected for a full term of one year to succeed those directors whose terms expire on such Annual Meeting date.

        Management's nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2005, and until their successors are elected and qualified. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as management may designate.

        Eight directors are to be elected to the Company's Board of Directors at the 2004 Annual Meeting of Stockholders. The Board of Directors continues to evaluate prospective candidates. Management's nominees for election are Charles B. Bonner, R. Lance Hewitt, F. Christopher Cruger, Van Tunstall, Michael P. Schall, James Wong, Walter L. Henning, and James M. Williams. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2005, and until their successors are duly elected and qualified. If any of the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        If a quorum is present and voting, the eight nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. However, abstentions and broker non-votes will have no effect on the outcome of the vote.

        The Board of Directors recommends a vote "FOR" the nominees named above.

        The following table sets forth, for our current directors, including the nominees to be elected at this meeting, information with respect to their ages and background.

Name	Age	Position	Director Since
Charles B. Bonner	62	Director	1995
F. Christopher Cruger	69	Director	2001
R. Lance Hewitt	64	Chairman of the Board and Director	1997
Michael P. Schall	50	Director	2001
Van Tunstall	57	Director	1997
James Wong	57	Director	1997
Walter L. Henning	59	Director	1999
James M. Williams	54	Chief Executive Officer, President and Director	2002

        Charles B. Bonner.    Mr. Bonner served as a Director of the Company from 1993 through January 1995, and was reappointed as a Director effective September 1995. Mr. Bonner is Principal and

Founder of Pacific Resources, Inc., a mergers and acquisitions advisory firm, a position he has held since September 1989. Mr. Bonner also serves as a director for Everything Metal Imaginable, Inc., and Scrip Advantage, Inc.

        F. Christopher Cruger.    Mr. Cruger was elected to the Board of Directors in December of 2001. He is a retired investor and former senior manager or executive of several consumer product companies. Mr. Cruger joined McCormick and Company, a maker of spices and seasonings, in 1995 and served until 1999 as Vice-President and General Manager of the Food Service Group and as Chairman of McCormick's Global Food Service Council. Mr. Cruger was president and CEO of Tone Brothers, Inc., a spice producer, from 1985 to 1995. He is a Director of Kemin Industries, Inc., and The Graham Group, Inc.

        James M. Williams.    Mr. Williams joined the Company as President on October 1, 2002 and was elected to the Board of Directors on October 29, 2002. On January 3, 2003 Mr. Williams was promoted to Chief Executive Officer. Prior to his employment with the Company, Mr. Williams served as President and CEO of Bongrain Cheese-USA, a division of the French company Bongrain SA, a world-wide public company focusing on specialty cheeses, from 1990 to 2002. Previously he held executive positions with the Hillshire Farms division of Sara Lee Corporation, a global consumer products company.

        R. Lance Hewitt.    Mr. Hewitt joined the Company in June 1997 as President and Director and was named Chief Executive Officer in August 1997. Mr. Hewitt served in this capacity until he retired from day-to-day activities and assumed the position of Chairman of the Board of Directors effective January 2003. Mr. Hewitt was President of Carriage House Fruit Company, a food manufacturing company, from 1995 to 1997. He was Chief Operating Officer of Ingro Mexican Foods from 1988 to 1995. Hewitt also served as Vice President of Marketing and Sales for the Lawry's Foods division of Thomas J. Lipton, Inc., a subsidiary of Unilever, an international food manufacturer, and spent fifteen years with McCormick Schilling, Inc., a spice company, in various executive capacities.

        Michael P. Schall.    Mr. Schall was elected to the Board of Directors in December of 2001. Mr. Schall is currently President of Strategic Marketing Methods, a consulting and advisory firm providing sales and marketing, business development advisory and new product expertise to the food and foodservice industries. Mr. Schall served as Senior Vice President of Sales, Marketing, and Direct Store Delivery for Wise Foods, a snack food company, from January 2002 until March 2003. From 2000 until January of 2002 he was President and CEO of The B. Manischewitz Company, LLC, one of the nation's largest kosher food companies. Prior to that Mr. Schall was President and CEO of Guiltless Gourmet, a food manufacturing company, from 1994 until it's acquisition by Manischewitz. Mr. Schall held executive or senior management positions with Carnation Company, now Nestle S.A. and Lawry's Foods Inc., a division of Unilever U.S., and Prepared Products Co.

        Van Tunstall.    Mr. Tunstall was elected to the Board of Directors in February 1997. Since 1997, he has served as President of the Central Coast Group, a strategic consulting and business services firm. Mr. Tunstall has been an independent consultant with a variety of companies since 1997. Mr. Tunstall was a senior executive with Gilroy Foods, Inc., an international manufacturer of various food product ingredients, from 1977 to 1995. He served as President and Chairman of the Board of Gilroy Foods, Inc. from 1991 through 1995. Previously, Mr. Tunstall held several executive positions with McCormick & Company, Inc.

        James Wong.    Mr. Wong was elected to the Board of Directors in March 1997. Since 1988, he has worked on five continents as an entrepreneur and management consultant facilitating strategic alliances and technology transfers projects. Mr. Wong is currently Chairman and a Director of Restaurant Connections International, Inc. a company he co-founded in September 1998, which owns and operates a chain of restaurants in Brazil. Until September 2001, Mr. Wong was also President and CEO of

Restaurant Connections International. From 2000 to 2002, Mr. Wong served as CEO and a Director of Service Interactive, Inc., a service turnaround manager for PepsiCo and General Motors.

        Walter L. Henning.    Mr. Henning was elected to the Board of Directors in December 1999. He is currently Plant Manager of the Salinas Plant, McCormick & Company, Inc., a position he has held since early 1999. Mr. Henning began his career with McCormick and Company in 1971 as Manager, Technical Services. He subsequently was promoted several times to other positions in technical and plant management before leaving the company in 1983 to accept the position of Vice President of Operations with Tone Spices. Following the sale of Tone Spices, Mr. Henning returned to a subsidiary of McCormick and Company, Gilroy Foods, Inc. in 1995 as Vice President of Operations. Mr. Henning remained with Gilroy Foods, Inc. in the same capacity after it was purchased by ConAgra Foods Inc., a packaged food company, in 1996, before ultimately returning to McCormick & Company in 1999.

Board Meetings and Committees

        The Board of Directors held eight meetings during the fiscal year ended December 28, 2003. The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Nominating Committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served held during that period.

        Audit Committee.    The members of the Audit Committee are Charles B. Bonner, who acts as Chairman of the Committee, Michael P. Schall and Walter L. Henning. Each of the members of the Audit Committee are independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members. Mr. Bonner is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee held four meetings during the fiscal year ended December 28, 2003. The Committee operates under a written charter adopted by the Board of Directors, which is required to be provided to stockholders every three years, unless amended earlier. A copy of the Charter of the Audit Committee is attached as Exhibit 1. The Audit Committee provides oversight of financial management and the independent auditors and ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee is responsible for the appointment of the independent auditors.

        Compensation Committee.    The members of the Compensation Committee are Van Tunstall, who acts as Chairman of the Committee, F. Christopher Cruger, and James Wong. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq Marketplace Rules. The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock option grants. The Compensation Committee held four meetings during the fiscal year ended December 29, 2003.

        Nominating Committee.    The members of the Nominating Committee are Van Tunstall, who acts as Chairman of the Committee, and James Wong. Each of the members of the Nominating Committee is independent for purposes of the Nasdaq Marketplace Rules. The Nominating Committee researches and proposes potential candidates for the Company's Board of Directors and is responsible for executive recruitment matters. The Nominating Committee held four meetings during the fiscal year ended December 28, 2003.

        Corporate Governance Committee.    The members of the Corporate Governance Committee are the Chairman of the Board and Chairmen of the Audit Committee and Compensation Committee. R. Lance Hewitt, acts as Chairman of the Committee, and serves with Van Tunstall and Charles B. Bonner. Two of the three members of the Corporate Governance Committee are independent for purposes of the Nasdaq Marketplace Rules. The Corporate Governance Committee's is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. The Corporate Governance Committee held two meetings during the fiscal year ended December 28, 2003.

Executive Sessions

        The non-employee directors met five times during 2003 in Executive Session without the CEO or any other member of management present.

Director Nominations

        The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. In reviewing potential candidates for the Board, the committee considers individuals who have distinguished records for leadership and success in their area of activity and who will make meaningful contributions to the Board. The committee selects nominees for director on the basis of broad experience, character, integrity, wisdom, ability to make independent analytical inquiries, think strategically, as well as their understanding of the Company's business environment. Further criteria include a candidate's personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board.

        Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

        If you would like the Nominating Committee to consider a prospective candidate, in accordance with our Bylaws, please submit the candidate's name and qualifications to: Scott Wheeler, Secretary, Monterey Pasta, 1528 Moffett Street, Salinas, California 93905.

Communications with Directors

        The Board of Directors maintains a process for stockholders to communicate with the Board or any Board member. Stockholders who desire to communicate with the Board should send any communication to the Company's Corporate Secretary, c/o Monterey Pasta Company, 1528 Moffett Street, Salinas, CA 93905. Any communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors whom the communication is directed unless the communication is threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meetings

        It has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Stockholders. All directors who were elected to the board at the last Annual Meeting were in attendance.

Committee Charters and Other Corporate Governance Materials

        The Board has adopted a charter for each of the committees described above. The Board has also adopted a Code of Business Conduct that applies to all of our employees, officers and directors, which is available upon request to any stockholder. Requests should be addressed in writing to Mr. Scott Wheeler, Corporate Secretary, 1528 Moffett Street, Salinas, California 93905. In addition, the Board has adopted principles of corporate governance. See Exhibit 2 for Monterey Pasta's Principles of Corporate Governance.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

        Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance by the Company of up to 70,000,000 shares of Common Stock. As of May 31, 2004, 14,382,832 shares of the Company's Common Stock were issued and outstanding, and 1,646,328 unissued shares of Common Stock were committed for issuance in connection with the with the Company stock option plan, leaving 53,970,840 available for future issuance. The number of authorized shares of Common Stock far exceeds the Company's immediate and long term needs. In addition, the large number of authorized but unissued shares of Common Stock creates a significant tax liability for the company. For the reasons set forth below, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to reduce the number of Common Stock authorized for issuance from 70,000,000 to 50,000,000 shares (the "Amendment").

Reasons for the Amendment

        The Company is incorporated in the state of Delaware, and accordingly, is required to pay franchise taxes. Under Delaware law, the amount of franchise taxes to be paid is based upon the Company's total number of authorized shares of Common Stock, multiplied by the assumed par value of the shares. Last year, the Company paid $69,500 in franchise taxes to the state of Delaware. If the Company were to reduce its authorized Common Stock by 20,000,000 shares, the Company would realize a tax savings of approximately $20,500 for fiscal year 2004. In addition, it is anticipated that the Company will realize additional savings in future fiscal years equal to or greater than $20,500 per year. After reducing the authorized Common Stock by 20,000,000 shares, from 70,000,000 shares to 50,000,000 shares, the Company would still have an additional 33,970,840 shares available for issuance in the event the Board determines that it is necessary or appropriate to issue additional shares in order to issue a stock dividend, raise additional capital, provide equity incentives to officers and employees or for other corporate purposes; however, we do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

        If the Amendment is approved by stockholders, the effective date of the Amendment effecting the reduction in the number of authorized shares of the Company's Common Stock will be determined by the management of the Company based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders.

Effect of the Amendment

        The reduction in authorized Common Stock will not have any effect on the rights of existing stockholders. Adoption of the Amendment will reduce the presently authorized shares of Common stock but will have no impact on the outstanding shares of Common Stock, nor will the Amendment affect any stockholder's proportionate equity interest in the Company. The Amendment will not have any material impact upon the aggregate capital represented by the shares of capital stock for financial statement purposes. The Amendment will reduce the Company's state tax liability in Delaware.

        If the proposed Amendment is approved by the stockholders, the first paragraph of Article IV of the Company's Certificate of Incorporation will be amended to read as follows:

          "The total number of shares of Stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, par value $.001 per shares (hereinafter referred to as "Preferred Stock"), and Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as "Common Stock")."

        Attached to this Proxy Statement as Exhibit 3 is the proposed amendment to Monterey Pasta's Certificate of Incorporation with respect to the reduction of the authorized shares of Common Stock Stockholders are urged to review Exhibit 3 in considering the amendment.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 SHARES TO 50,000,000 SHARES.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

Background

        Monterey Pasta Company began its business in 1989 as a producer and distributor of refrigerated gourmet pasta and sauces to restaurants and grocery stores in the Monterey, California area. The Company has since expanded its operations to include a more diversified range of gourmet refrigerated food products. The Company's overall strategy is to enhance the value of its brand by distributing its gourmet food products through multiple channels of distribution, while selectively participating in private label partnerships.

        The Company currently produces and markets premium quality refrigerated gourmet pastas, gnocchi, pasta sauces, stuffed pizzas and calzones, prepared foods, salsas, dips, hummus, tapenade, spreads and polenta, emphasizing superior flavors and innovative products.

        The Company offers over 200 varieties of contemporary gourmet food products that are produced using the Company's proprietary recipes. In 2003, the Company introduced new prepared food items such as two varieties of lasagna and stuffed manicotti. In 2002, the Company purchased the operating assets of Emerald Valley Kitchen ("Emerald Valley") of Eugene, Oregon, a producer of refrigerated organic salsas, dips, hummus and sauces and sells them under the Emerald Valley Organic brand. In 2004, the Company purchased an 80% interest in CIBO Naturals, LLC, which produces a variety of refrigerated gourmet sauces and spreads including fresh pesto sauces, flavored cheeses, bruschetta toppings and tapenade spreads. For the reasons set forth below, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to change the name of the Company to MONTEREY GOURMET FOODS, INC.

Reasons for the Amendment

        The Company currently owns and sells products under more than one brand. The Company also sells products that are both related to gourmet pasta and gourmet foods. The goal of the Company is to introduce new products on a timely and regular basis to maintain customer interest and to respond to changing consumer tastes. In order to maximize its margins, the Company will focus its efforts on those new products that can be manufactured and distributed out of its facilities in Salinas, California, Eugene, Oregon or Seattle, Washington, and will supplement and compliment its existing product lines. As consumer preferences change, the Company will introduce gourmet products that may or may not relate to gourmet pasta. Hence, management desires to communicate to customers, suppliers, employees and stockholders that the Company produces gourmet foods, not just pasta. In order to convey this message, management desires to change the name of the Company to "Monterey Gourmet Foods, Inc." The board of directors believes that this name change will assist the Company in developing new marketing and sales strategies and will enhance our brand equity and strengthen recognition of the Company by our customers, partners and stockholders.

        Attached to this Proxy Statement as Exhibit 4 is the proposed amendment to Monterey Pasta's Certificate of Incorporation with respect to the name change. Stockholders are urged to review Exhibit 4 in considering the amendment.

        If the Amendment is approved by stockholders, the effective date of the Amendment changing the Company's name will be determined by the management of the company based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders.

Effect of the Amendment

        Changing the name of the Company will not have any effect on the rights of existing stockholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any stock certificates they hold. The effect of the change will communicate to all interested parties more accurately the nature of the products being produced by the Company.

        If the proposed Amendment is approved by the stockholders, the official name of the Company will be Monterey Gourmet Foods, Inc.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "MONTEREY GOURMET FOODS, INC."

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors of Monterey Pasta has selected BDO Seidman, LLP as independent registered public accounting firm to audit the consolidated financial statements of Monterey Pasta for the fiscal year ending December 26, 2004. BDO Seidman, LLP has acted in such capacity since its appointment in fiscal year 1997. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to Monterey Pasta for the fiscal years ended December 28, 2003 and December 29, 2002 by BDO Seidman, LLP:

	Fiscal 2003	Fiscal 2002
Audit Fees(1)	$131,000	$134,000
Audit-Related Fees(2)	$13,000	$14,000
Tax Fees(3)	$30,000	$40,000
All Other Fees	—	—

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to consultations regarding the proper accounting and reporting considerations for various transactions such as equity awards, business acquisitions and income taxes.

(3)
Tax Fees consist of fees billed for professional services rendered for annual compliance filings, ongoing tax planning, consultation regarding the tax implication of proposed or pending transactions.

        The Audit Committee must pre-approve audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent registered public accounting firm, all audit engagement fees, terms and all non-audit engagements, as may be permissible, with the independent registered public accounting firm.

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of Common Stock of Monterey Pasta, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 26, 2004.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

        The table below sets forth as of April 30, 2004, except as noted in the footnotes to the table, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and (iv) all executive officers and directors of the Company as a group.

	Shares Owned
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class(2)
Gruber and McBaine Capital Management(3) 50 Osgood Place, Penthouse San Francisco, CA 94133	2,441,900	17.0%
Fidelity Investments(4) 82 Devonshire Street Boston, MA 02109	1,420,700	9.9%
T. Rowe Price Associates, Inc.(5) 100 East Pratt Street Baltimore, MD 21202	1,129,500	7.9%
Wellington Management Company, LLP(6) 75 State Street 19th Floor Boston, MA 02109	1,250,000	8.7%
F. Christopher Cruger(7)	27,500	*
Van Tunstall(8)	103,740	*
Michael P. Schall(9)	27,500	*
James Wong(10)	58,500	*
R. Lance Hewitt(11)	238,985	1.6%
Charles B. Bonner(12)	146,227	*
James M. Williams(13)	54,500	*
Scott Wheeler(14)	5,000	*
Walter L. Henning(15)	76,200	*
All Officers and Directors as a group (9 persons)(16)	738,152	4.9%

*
Represents less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within sixty (60) days after April 30, 2004 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's First Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan") generally become exercisable as the underlying shares vest. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

  Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Monterey Pasta Company, 1528 Moffett Street, Salinas, CA 93905.

(2)
Calculated on the basis of 14,382,832 shares of Common Stock outstanding as of April 30, 2004 provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after April 30, 2004 are deemed to be outstanding for the purpose of calculating that stockholder's percentage ownership.

(3)
Jon D. Gruber and J. Patterson McBaine are the only managers of, and hold all executive offices of, Gruber and McBaine Capital Management LLC ("GMCM"), an investment advisor. GMCM is the general partner of Lagunitas Partners, L.P. ("Lag"), a California investment limited partnership. As of April 30, 2004, GMCM had shared voting and investment power over 1,889,300 shares; Mr. Gruber has sole voting and investment power over 272,000 shares and shared voting and investment power over 1,889,300 shares; Mr. McBaine has sole voting and investment power over 280,600 shares and shared voting and investment power over 1,889,300 shares; Lag has sole voting and investment power over 1,007,600 shares; and Mr. Eric Swergold, a portfolio manager and member of GMCM, has shared voting and investment power over 1,889,300 shares.

(4)
According to the Schedule 13G/A filed by the stockholder with the Securities and Exchange Commission on February 13,2004 as of December 31, 2003, FMR Corp. on behalf of certain of its direct and indirect subsidiaries, and Fidelity International Limited on behalf of certain of its direct and indirect subsidiaries (collectively "Fidelity"), indirectly held 1,420,700 shares of Company stock. The beneficial ownership of PSTA shares arises in the context of passive investment activities only by the various investment accounts managed by Fidelity on a discretionary basis (the "Fidelity Accounts"). Neither Fidelity nor the Fidelity Accounts participate in the Management of the Company, direct the policies of the company, or serve on the Board of Directors of the Company. In addition, no Fidelity officer serves as an executive officer of the Company.

(5)
As of April 30, 2004, T. Rowe Price Associates, Inc ("Price Associates") has sole dispositive power for an entire holding of 1,129,500 shares and sole voting power over 294,500 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)
As of March 31, 2004, Wellington Management Company, LLP ("WMC"), in its capacity of investment advisor, may be deemed to have beneficial ownership of 1,250,000 shares of the common stock of the Company. Such shares are owned by numerous investment advisory clients of WMC, none of which is known to have beneficial ownership of more than 5% of that class of securities of the Company. As of March 31, 2004, WMC had voting power and/or dispositive power over such shares as follows:

Sole voting power:	-0- shares
Shared voting power:	620,000 shares
Sole dispositive power:	-0- shares
Shared dispositive power:	1,250,000 shares
(7)
Includes 22,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(8)
Includes 82,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(9)
Includes 22,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(10)
Includes 52,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(11)
Includes 223,985 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(12)
Includes 87,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(13)
Includes 50,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(14)
Includes 5,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

(15)
Includes 6,200 shares held in an IRA account in the name of Teresa A. Henning to which Mr. Henning claims beneficial ownership, and 47,500 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2003.

(16)
Includes 593,985 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of April 30, 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

        The following table sets forth information concerning the compensation earned during the fiscal years 2003, 2002 and 2001 by our Chief Executive Officer and our other most highly compensated executive officer whose salary and bonus for the last fiscal year exceeded $100,000.

        The table below sets forth information concerning compensation of (i) the Chief Executive Officer of the Company and (ii) and the former Chief Financial Officer, the other most highly compensated executive officer of the Company as of December 28, 2003 whose total salary and bonus for the fiscal year ended December 28, 2003 exceeded $100,000, for services in all capacities to the Company earned during any of the fiscal years ended December 28, 2003, December 29, 2002, and December 30, 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation								Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)		Bonus			Other Annual Compensation			Shares Underlying Options	All Other Compensation
James M. Williams(2) President and Chief Executive Officer	2003 2002 2001	$ $	292,453 60,231 —		$69,500 — —	(3)	$ $	9,000 2,250 —	(4) (4)	50,000 50,000 —	$ $	27,708 67,030 —	(5) (5)
Former Officer:
Stephen L. Brinkman Former Chief Financial Officer	2003 2002 2001	$ $ $	141,482 154,699 140,884	$ $	— 23,205 41,371	(3) (3)		$13,725 — —	(7)	— 30,000 60,000		— — —

(1)
Includes amounts (if any) deferred at the named executive officer's option under Monterey Pasta's 401(k) plan.

(2)
Mr. Williams joined Monterey Pasta in October 2002 as President. On December 28, 2002, Mr. Williams was promoted to President and Chief Executive Officer.

(3)
Bonuses were based on the Company's performance and other objectives obtained.

(4)
Represents the sum of monthly automobile allowances.

(5)
Represents relocation expenses and housing allowances paid by the Company.

(6)
Mr. Brinkman resigned from the Company effective October 27, 2003, however provided some consulting services on an hourly basis to insure a smooth transition.

(7)
Mr. Brinkman was paid his accrued but unused vacation upon leaving the Company

Stock Options Granted in Fiscal 2003

        The following table provides the specified information concerning grants of options to purchase our Common Stock made during the fiscal year ended December 28, 2003 to the persons named in the Summary Compensation Table:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(2)	Expiration Date	Potential Realizable Value on 12/28/03(3)
James M. Williams	50,000	12.78%	$3.76	9/30/13	$119,395

(1)
The option to purchase 50,000 shares was granted on October 1, 2003 and will vest in full on October 1, 2004 conditioned upon Mr. Williams' continued service with the Company.

(2)
All options were granted at market value on the date of grant.

(3)
The Potential Realizable Value of Mr. Williams' options was calculated using a Black-Scholes option pricing model assuming no dividends, a weighted average risk-free interest rate of 4.7% and a weighted-average volatility of 65.8%.

Option Exercises and Fiscal 2003 Year-End Values

        The following table provides the specified information concerning exercises of options to purchase our Common Stock in the fiscal year ended December 28, 2003, and unexercised options held as of December 28, 2003, by the persons named in the Summary Compensation Table above. There were no exercises of options by any of the officers named in the Summary Compensation Table during the fiscal year ended December 28, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END VALUES

	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
James M. Williams	50,000	50,000	—	—
Former Officer:
Stephen L. Brinkman	250,666	30,000	$142,207	—

(1)
Based on a market value of $3.50 per share, the closing price of our Common Stock on December 26, 2003, the last trading day of our fiscal year, as reported by the Nasdaq National Market.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        The Company does not have employment contracts with any of its executive officers.

Compensation of Directors

        During the fiscal year ended December 28, 2003, non-employee directors received 15,000 stock options to purchase shares of the Company's Common Stock. The exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The option vests in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director or employee from the date of grant.

        Outside directors are also reimbursed for out-of-pocket travel expenses related to Board meetings and receive a stipend of $1,000 for each Board meeting attended.

        During February 2004, the Compensation Committee reviewed director compensation and compared current compensation with that of 19 peer companies. As a result of the study, effective with the July Board meeting, non-employee directors will receive 10,000 stock options to purchase shares of the Company's Common Stock. The exercise price may not be less than the fair market value of a share of Common Stock on the date of grant and the grant date will be the stockholder annual meeting date. The option vests in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director or employee from the date of grant. In addition, outside directors are also reimbursed for out-of-pocket travel expenses related to Board meetings and receive a stipend of $3,000 for each Board meeting attended. Also, the Audit Committee chairperson will receive a stipend of $700 for each Audit Committee meeting chaired and the Compensation Committee chairperson will receive a stipend of $500 for each committee meeting chaired.

        Options granted to a director who is also an employee of the Company (or to any other employee eligible under the 1993 Stock Option Plan) are subject to different terms under the 1993 Stock Option Plan than those of the non-employee director options. The option vests in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director or employee from the date of grant. A director who becomes an employee of the Company is no longer eligible for non-employee director's options. Under the 1993 Stock Option Plan, the Board determines for each employee option, among other things, the number of shares of stock underlying the option, the timing and terms of and vesting of such option, in its sole discretion. The exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 1993 Stock Option Plan and the 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which have been approved by stockholders, and the 2001 Nonstatutory Stock Option Plan which has not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 28, 2003:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	1,723,039	(1)	$4.48	1,646,328
Equity compensation plans not approved by stockholders	133,950	(2)	$6.65	33,800
Total	1,872,739		$4.63	1,680,128

(1)
Issued under the Monterey Pasta Company 1993 Stock Option Plan and the Monterey Pasta Company 1995 employee Stock Purchase Plan

(2)
Issued to Company employees under the Monterey Pasta Company 2001 Nonstatutory Stock Option Plan (the "Nonstatutory Plan"). This plan was created during 2001 and the Company issued additional options to purchase up to 155,200 shares at an exercise price of $6.55 shares outside of the 1993 stock option plan. The Plan provides that the option price shall not be less than the fair market value of the shares on the date of grant; therefore, no compensation expense is recorded for employees, unless the market price exceeds the strike price on the day of grant. Options vest 50% after one year of service and are 100% vested after two years of service to the Company. These options may be exercised for a period of up to ten years. As amended, the Plan expires April 30, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the fiscal year ended December 28, 2003, there was not, nor is there any currently proposed transaction or series of similar transactions to which Monterey Pasta was or is to be a party in which the amount involved exceeds $60,000, and in which any executive officer, director or holder of more than 5% of any class of voting securities of Monterey Pasta and members of that person's immediate family had or will have a direct or indirect material interest.

        We entered into indemnification agreements with each of the executive officers and directors. Such indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with, except that Messrs. Bonner, Cruger, Schall, Henning, Hewitt and Wheeler each filed one late report with respect to an aggregate of six transactions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is comprised of non-employee directors. The members of the Compensation Committee during fiscal 2003 were Van Tunstall, F. Christopher Cruger and James Wong. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Monterey Pasta. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary levels.

        The goals of Monterey Pasta's executive officer compensation policies are to attract, retain and reward executive officers who contribute to Monterey Pasta's success, to align executive officer compensation with shareholder performance and to motivate executive officers to achieve Monterey Pasta's business objectives. Monterey Pasta uses salary, bonus compensation and option grants to attain these goals. The Compensation Committee reviews compensation surveys to compare Monterey Pasta's compensation package with that of similarly-sized food companies. In preparing the performance graph set forth in the section entitled "Comparison of Stockholder Return," Monterey Pasta has selected the Nasdaq National Stock Market Index as its published industry index; however, the companies included in Monterey Pasta's salary surveys are not necessarily those included in this index, because companies in the index may not compete with Monterey Pasta for executive talent, and companies which do compete for executive officers may not be publicly traded.

        Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from the Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of Monterey Pasta for the previous year and (iv) reports to the Compensation Committee concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized food companies.

        The Company believes that employee equity ownership, through stock options, provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because stock options will be granted at the prevailing market price, they will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders through the direct benefit executive officers receive through improved stock performance. The Committee reviews the 1993 Stock Option Plan and the grant of stock options with the foregoing philosophy. Levels of compensation, particularly bonuses and incentive compensation are tied to both the overall performance of the Company as well as the effectiveness of each individual executive in adding to that performance.

        The Committee approved Mr. Williams' compensation as President and Chief Executive Officer, including his salary and bonus. The Committee reviewed Mr. Williams's performance based on objectives for net income, large customer management, new product introductions, product line diversification, acquisitions, and certain other measures. Mr. Williams was eligible to receive a bonus of up to 50% of his annual salary based upon the achievement these goals. No bonus was paid to Mr. Williams during the fiscal year 2003, however a bonus of $69,500 was paid to Mr. Williams in 2004 based on accomplishments during 2003. The Committee also reviewed Mr. Williams' equity compensation in 2003 and granted Mr. Williams additional options. The size and terms of Mr. Williams' option grant were based on the responsibilities, expected future contributions of Mr. Williams, the compensation of CEOs at similarly situated companies and the retention value of the grant.

        During 2003, Stephen L. Brinkman resigned as Chief Financial Officer. The compensation committee in conjunction with the audit committee and the CEO, promoted the Corporate Controller to CFO and implemented a compensation package commensurate with his experience and contribution to the Company.

        During the fiscal year ended December 28, 2003, the Committee granted options to all salaried employees and plant work leaders. The Committee also renewed a bonus plan for all salaried employees and plant work leaders to be paid based on achievement of quarterly and annual net income goals.

        Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to Monterey Pasta's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the Option Plan generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

                      COMPENSATION COMMITTEE

                      Van Tunstall, Chairman
                      F. Christopher Cruger
                      James Wong

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Monterey Pasta's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditors, BDO Seidman, LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Exhibit 1.

        The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with BDO Seidman, LLP, with and without management present, to discuss the overall scope of BDO Seidman, LLP's audit, the results of its examinations, its evaluations of Monterey Pasta's internal controls and the overall quality of its financial reporting.

        The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Monterey Pasta that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

        Based on the review and discussions referred to above, the committee recommended to the Board of Directors that Monterey Pasta's audited financial statements be included in Monterey Pasta's Annual Report on Form 10-K for the fiscal year ended December 28, 2003.

                      AUDIT COMMITTEE

                      Charles B. Bonner, Chairman
                      Walter L. Henning
                      Michael P. Schall

COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) and peer issuers for the period commencing on December 31, 1998(1) and ending on December 31, 2003.

Comparison of Cumulative Total Return From December 31, 1998 through December 26, 2003:
Monterey Pasta Company, NASDAQ Stock Market Index (U.S. Companies) and Peer Issuers

	Dec. 31, 1998	Dec. 31 1999	Dec. 29, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 26, 2003
Monterey Pasta Company	$100.0	$273.9	$330.4	$519.0	$260.9	$243.5
NASDAQ Stock Market (U.S.)	$100.0	$185.4	$111.8	$88.7	$61.3	$90.4
Peer Issuers	$100.0	$95.0	$123.4	$104.9	$58.5	$92.4

(1)
The index level for all series was set to $100.00 on 12/31/98, and it was assumed that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2005 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than February 15, 2005.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2004 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                      By order of the Board of Directors

                      SCOTT S. WHEELER
                      Secretary

June 21, 2004

Exhibit 1

Charter of the Audit Committee of the Board of Directors
of Monterey Pasta Company

I.     Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and adequacy of systems of internal controls regarding finance, accounting, and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors.

  •
  Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

  •
  Approve special projects undertaken by the Company's independent auditors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

  •
  Audit Committee members shall meet the requirements of the NASDAQ Stock market.

  •
  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that would interfere with the exercise of his or her independent judgment.

  •
  All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise resulting in the individual being financially sophisticated which may include being a Chief Executive, Chief Financial or other Senior Officer with financial oversight responsibilities.

  •
  Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee and the Corporate Governance Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  •
  The Committee shall meet at least quarterly, or as often as circumstances dictate.

  •
  The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting.

  •
  The Committee will meet privately in executive session at least annually

  •
  The Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures and prior to the filing of the Company's quarterly reports on Form 10-Q.

III.  Audit Committee Responsibilities and Duties

Review Procedures

  •
  Review and assess the adequacy of this Charter on a regular basis. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  •
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments and may take place by telephone conversation involving at least the Chairman.

  •
  In consultation with the management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

  •
  Review significant findings prepared by the independent auditors together with management's responses.

  •
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item under "Independent Auditors"). The Chair of the Committee may represent the entire Audit Committee for purposes of this review and discussions may take place by telephone.

  •
  Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the finance department management.

  •
  Review significant reports with management's response and follow-up to these reports.

  •
  The committee will maintain written minutes of its meetings which will be kept with the minutes of the Board of Directors. The committee will also record summaries of its recommendations to the Board and such recommendations will be incorporated in the Board of Director's minutes.

Independent Auditors

The independent auditors shall report directly to, and are ultimately accountable to the Audit Committee.

  •
  The Audit Committee is directly and solely responsible for the appointment, compensation, retnetnion and oversight of the independent auditors.

  •
  The Audit Committee shall review the independence and performance of the auditors.

  •
  Approve the fees and other significant compensation to be paid to the independent auditors.

  •
  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

  •
  Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  •
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  •
  The committee must pre-approve audit and non-audit services provided to the Company by the independent auditors (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

  •
  Review and approve the independent auditors' proposed audit scope, approach and independence; and any other matters described in SAS No. 61, as may be modified or supplemented.

  •
  The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Special Projects

  •
  Define the scope of special projects to be undertaken by the Company's independent auditors.

  •
  Approve fee arrangements for special projects.

  •
  Review written results of special projects and make recommendations based on findings.

  •
  Periodically review results of action steps taken as a result of recommendations from special projects.

Other Audit Committee Responsibilities

  •
  Annually assist in the preparation of a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  •
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  •
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  •
  Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  •
  Periodically perform self-assessment of audit committee performance.

  •
  Review financial and accounting personnel succession planning and performance within the company.

  •
  Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

EXHIBIT 2

PRINCIPLES OF CORPORATE GOVERNANCE
OF MONTEREY PASTA COMPANY

        Monterey Pasta Company is governed by values of integrity and ethical behavior. The values have guided the Company for many years and will continue to set the tone for the future and for the entire Company. The Corporate Governance Committee recognizes its responsibility to shareholders, to customers, and employees.

        The Company believes that good corporate governance results from sound processes that ensure that our directors receive accurate and timely information, have sufficient time, resources and unrestricted access to management. The business judgment of the Board must be exercised independently and must maintain the long-term interests of shareholders.

        The Company also believes that ethical behavior and integrity cannot be mandated by any directive. So while these principles of good governance have been adopted, the company reaffirms that it believes that the ethical character, integrity and values of the directors and senior managers of the Company remain the most important safeguards of corporate governance at Monterey Pasta Company.

Board Member Qualifications

        Board members will be chosen so that the skill sets of the members represent experience in each of the major functional areas of the company. The major functional areas of expertise are: management, sales and marketing, production, and finance. Experience in senior management is required. Strategic planning skills are expected. A majority of the Directors should be independent of management, under the criteria of the NASD Exchange. Directors must be persons of integrity, experience and wisdom.

Board Member expectations

        Each board member will devote a significant amount of time and attention to Board activities. Attending Board meetings, Committee meetings and preparing for these meetings, along with other Board responsibilities, each Board member is expected to total at least 150 to 200 hours per year. Each member will attend in person at least 75% of the Board meetings. A Board member that is in Monterey Pasta operating management will not serve on the Board of more than one public company, non-management Board members may not serve on the Board of more than three other publicly traded companies. Each Board member will be in full compliance with the SEC insider Trading Policy at all times and will notify the Corporate Secretary immediately if their Monterey Pasta Stock is sold. Board members will not be allowed to borrow against or margin any Monterey Pasta Stock that they directly or beneficially own. Directors will not enter into business arrangements that pose a conflict of interest with regard to their serving on the Monterey Pasta Board. Each director will maintain a minimum investment of 5,000 shares of Monterey Pasta Stock, which will be exclusive of any stock options granted.

The role of the Board with respect to Operating Management

        It is the role of the Monterey Pasta Company's Board to give direction to the Company's operating management and it is the responsibility of Monterey Pasta's management to operate the company in an effective and ethical manner that produces value for shareholders and other stakeholders. It is also the role of the Board to constructively challenge operating management to achieve superior results.

Oversight of Operating Management

        It is the Board's primary duty to select and oversee a well-qualified Chief Executive Officer who, with senior management, runs the company on a daily basis. It is also the Board's responsibility to monitor management's performance on behalf of shareholders. This should involve periodic feedback on performance to the CEO.

        Directors should be diligent monitors, but not managers, of business operations.

Board evaluation of senior management

        An evaluation of the Chief Executive Officer will be part of an overall annual assessment of Board performance. This review will seek input from all Board members and be conducted by the Chairman of the Board and the Chairman of the Compensation and Nominating Committee.

Measurement of Board performance

        Annually, at the February meeting, each member of the Board will evaluate the Board's performance as a group. Each individual member will give success areas and needs for improvement as a Board. Individual input will be sent to the Chairman of the Compensation Committee for consolidation. The Board at its May meeting will review the combined evaluation, with necessary improvements being made to improve overall board performance.

        A form was developed detailing such areas as Board teamwork, degree of Board preparation, the Board's ability to respond quickly to major issues, and other meaningful performance areas.

Term limits for Directors

        It is recommended that in order to refresh the Board with new talent, Directors that are not employees of the Company serve no more than 10 consecutive annual terms or five additional terms from the time this provision is enacted, whichever is greater. A Director shall retire in the year following their seventy-second birthday.

Requirements to attend Board meetings

        The Board will meet at least four times per year in person. In addition, the Board will meet telephonically as needed. Each member will attend in person at least 75% of the Board meetings.

Structure of Board meetings

  •
  That at least 25% of the Board meeting (two hours) be devoted to strategic issues.

  •
  The Board financial presentation should focus on 3-5 key issues that need Board attention. The line item detail of the financial reports should be read and understood by each individual Director prior to the meeting as part of their Board preparation, with questions being asked as necessary.

  •
  Functional reports that are presented should concentrate on the analysis of key functional indicators and a discussion of the strategic functional issues.

  •
  The Audit and Compensation/Nominating committees will meet at each in person Board meeting, prior to the Board meeting.

  •
  The Board will meet for at least two hours per year without Operating Management.

Board members and committee chair compensation

        Board compensation needs to be reviewed in light of the additional time and responsibility taken by Board members in a post Sarbanes-Oxley business environment. The Compensation/Nominating Committee will maintain a database of several like sized public companies to determine comparable compensation packages for Board Members. This Committee will make recommended changes to the Board when appropriate.

Other steps

        It is recommended that Monterey Pasta's Board establish a permanent Corporate Governance Committee. This committee will be comprised of the Chairman of the Board and the chairmen of the Audit and Compensation/Nominating committees.

Exhibit 3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MONTEREY PASTA COMPANY

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

        MONTEREY PASTA COMPANY, a Delaware corporation (the "Corporation"), hereby certifies:

        1.     That the Corporation's Certificate of Incorporation is hereby amended as follows:

        The first paragraph of Article IV is hereby amended to read in full as follows:

          "The total number of shares of Stock which the Corporation shall have authority to issue is Fifty-One Million (51,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, par value $.001 per shares (hereinafter referred to as "Preferred Stock"), and Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as "Common Stock")."

        2.     The proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by a duly authorized officer on this day of                        , 2004.

By:	James M. Williams, President and Chief Executive Officer

Exhibit 4

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MONTEREY PASTA COMPANY

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

        MONTEREY PASTA COMPANY, a Delaware corporation (the "Corporation"), hereby certifies:

        2.     That the Corporation's Certificate of Incorporation is hereby amended as follows:

        Article I is hereby amended to read in full as follows:

          "The name of the corporation (which is hereinafter referred to as the "Corporation") is Monterey Gourmet Foods, Inc."

        2.     The proposed amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by a duly authorized officer on this day of                        , 2004.

By:	James M. Williams, President and Chief Executive Officer

Front Side of Proxy Card

MONTEREY PASTA COMPANY

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

        The undersigned hereby appoints James M. Williams and Scott S. Wheeler, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Monterey Pasta Company ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Hyatt Regency Monterey Hotel, One Old Golf Course Road, Monterey, California on Thursday, July 29, 2004 at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

        The Shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted for proposals 1, 2, 3, and 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Reverse Side of Proxy Card

A vote FOR the following proposals is recommended by the Board of Directors:
1.	To elect directors to hold office until the Company's annual Meeting of Stockholders in 2005 and until their successors are duly elected and qualified or until their earlier resignation or remval:	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐
NOMINEES:	Charles B. Bonner, F. Christopher Cruger, Van Tunstall, James Wong, Walter L. Henning, James M. Williams, R. Lance Hewitt, Michael P. Schall
	☐ FOR ☐ WITHHELD ☐ For all nominees except as noted above (line through votes to be withheld)	Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.
2.	To amend the Company's Certificate of Incorporation to reduce the number of authorized shares of Common Stock from 70,000,000 shares to 50,000,000 shares. ☐ FOR☐ AGAINST☐ ABSTAIN
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy.
3.	To amend the Company's Certificate of Incorporation to change the name of the Company to Monterey Gourmet Foods, Inc. ☐ FOR☐ AGAINST☐ ABSTAIN
If shares of stock are held on record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors, administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title.
4.	To approve the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for thefiscal year ended December 26, 2004.	Please date the Proxy
☐ FOR☐ AGAINST☐ ABSTAIN	Signature(s)
Date

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 3 APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Charter of the Audit Committee of the Board of Directors of Monterey Pasta Company
PRINCIPLES OF CORPORATE GOVERNANCE OF MONTEREY PASTA COMPANY
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF MONTEREY PASTA COMPANY
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF MONTEREY PASTA COMPANY